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                      AMES DEPARTMENT STORES, INC.             Exhibit 20
                        DECEMBER RESULTS VS. PLAN               Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                        December, 1996     Fiscal 1996 YTD
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $30.4    $34.3    $14.2    $14.2

Cash Flow from Operations:
   Net Income (Loss)                        27.3     30.4     34.3     28.3
   Non-Cash Income Tax Exp (Ben)            11.7     12.8     15.0     11.9
   Other                                     2.2      0.6      5.8      4.9
                                        ------------------------------------
Cash Provided by (Used in) Operations       41.2     43.8     55.1     45.1

Changes in Working Capital:
   FIFO Inventory (increase) decrease      152.9    170.2     13.1     18.4
   Trade Payables increase (decrease)      (51.4)   (62.5)    60.1      7.5
   All Other                                52.0     47.4      8.1     (9.6)
                                        ------------------------------------
Net Changes in Working Capital             153.5    155.1     81.3     16.3

Capital Expenditures                        (1.6)    (1.2)   (17.6)   (19.8)

Other:
   Short-Term Borrow.(Pymnts)- Revolver   (123.5)  (205.0)    (4.3)    (4.3)
   Capital Lease Payments                   (0.3)    (0.3)    (3.4)    (3.4)
   Long-Term Debt Payments                  (0.9)    (1.2)   (13.2)   (13.5)
   Restructuring and Other                  (0.3)    (0.4)   (12.3)    (8.2)
   Financing Fee Payments                   (2.6)       -     (3.9)    (1.3)
                                        ------------------------------------
Total Other                               (127.6)  (206.9)   (37.1)   (30.7)
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv    65.5     (9.2)    81.7     10.9
                                        ------------------------------------

Ending Cash & Cash Equivalents             $95.9    $25.1    $95.9    $25.1
                                        ====================================

(a)As reported on Form 8-K dated June 11, 1996


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